Exhibit 99.1

Water Now, Inc. Introduces the New “Hydra Heat” Flameless Portable Electric Heating System

Fort Worth, Texas, June 19, 2019 -- Water Now, Inc. (“Water Now” or the “Company”) (OTC: WTNW), a leading water purification solutions company, today announced the introduction of its new “HydraHeat” Flameless Portable Electric Heating System (“HydraHeat”). HydraHeat is built on Water Now’s patented flameless heating technology and is perfect for any environment that requires portable, fast heat. HydraHeat will heat up to 1,000 square feet to 150 degrees on only 8.2 amps.

David King, Chief Executive Officer of Water Now, commented, “HydraHeat passed a battery of tests over 30 days, administered by Intertek, the 130-year-old industry leader in testing, inspecting and certifying products. The results of these tests were spectacular, which enabled HydraHeat to quickly satisfy all federal, state and local regulations.”

“We developed this unit with our patented flameless technology to provide an affordable option to customers that seek a safe and reliable portable heating solution. The technology in a HydraHeater product is far safer than any conventional electric heaters on the market. HydraHeat virtually eliminates the risk of fire that is associated with space heaters that use an array of coils. Furthermore, the risk of explosion in high risk environments, such as the home, paint shops, grain mills, auto body shops, or manufacturing facilities, is mitigated.

A HydraHeat unit can be placed anywhere in a building, which eliminates concerns about thermostats, overheating protection, tip-overs, electrical shocks, and fire concerns. The units are portable in design and will stay cool to the touch.

The Company is actively pursuing sales and distribution opportunities and is currently in discussions with a number of big box retailers, HUD and auto accessory and repair businesses.

About Water Now

Water Now, headquartered in Ft. Worth, Texas, has developed a water purification technology that we believe cost-effectively produces portable water from fresh or saltwater sources. Our flameless heating process distills water without the need for filters, membranes, or chemicals, eliminating maintenance costs as well as downtime caused by clogged membranes and filters. Our mission is to create solutions that make clean, affordable water available anywhere on the planet and to help end the spread of disease through contaminated water sources.

We believe that the humanitarian, environmental and commercial applications of the technology are virtually immeasurable, and we are excited to deliver solutions that we believe will help reduce water security issues on a global scale.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements Water Now to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Water Now assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the Water Now's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. Water Now, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

For further product information and unit images please visit: http://www.waternowinc.com/HydraHeat_Flyer.pdf

Contact:

Water Now, Inc.

Krista Carver

817-900-9184

kcarver@waternowinc.com

Porter, LeVay & Rose

Michael Porter

212-564-4700

mike@plrinvest.com